Exhibit 99.2

ANNALEE C. WILSON

11600 GERMAN PINES

EVANSVILLE, IN 47725

July 12, 2011

Board of Directors

Imperial Petroleum, Inc.

PO Box 1006

Evansville, IN 47706

Re: Resignation

Dear Board,

Effective upon acceptance by the Board, I hereby resign my position as Director and Secretary of Imperial Petroleum, Inc. and all subsidiaries of the Company in order to pursue personal interests.

Thank you for the opportunity to serve the Company.

Sincerely,

Annalee C. Wilson